                            MIRACOR DIAGNOSTICS, INC.
                       9191 TOWNE CENTRE DRIVE, SUITE 400
                               SAN DIEGO, CA 92122


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 17, 2002

TO THE SHAREHOLDERS:

Notice is hereby given that the annual meeting of shareholders (the "Annual Meeting") of Miracor Diagnostics, Inc., a Utah corporation (the "Company"), has been called for and will be held:

     Friday, May 17, 2002                        9171 Towne Centre Drive
     10:30 a.m., Pacific Daylight Savings Time   Third Floor Conference Room,
                                                 Suite 320
                                                 San Diego, CA  92122
for the following purposes:

         1. To re-elect Mr. Don L. Arnwine and Mr. Robert S. Muehlberg to the Board of Directors until the annual meeting of shareholders to be held in the year 2005 and until each of their respective successors shall have been elected and qualified. To elect Mr. Stephen A McConnell to the Board of Directors until the annual meeting of shareholders to be held in the year 2004 and until his successor shall have been elected and qualified.

         2. To ratify the Board of Directors' appointment of Parks, Tschopp, Whitcomb & Orr, P.A. to serve as the Company's independent auditors for the current calendar year.

         3. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 12, 2002 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The list of shareholders entitled to vote at the Annual Meeting will be available for the examination of any shareholder at the Company's offices at 9191 Towne Centre Drive, Suite 400, San Diego, CA 92122 for ten (10) days prior to May 17, 2002.

You are cordially invited to attend the shareholders' meeting. However, we urge you in any case, to please fill in, sign, and date the proxy submitted herewith and return it in the enclosed stamped envelope as promptly as possible, whether or not you plan to attend the meeting in person. The giving of such proxy will not affect your right to revoke such proxy prior to its exercise upon written notice to the Chief Executive Officer of the Company or by voting in person should you later decide to attend the meeting.



                                            By Order of the Board of Directors

                                            /s/ M. Lee Hulsebus
                                            ------------------------------------
                                            M. Lee Hulsebus, Chairman
                                            and Chief Executive Officer

Dated:  April 16, 2002
        --------------

                            MIRACOR DIAGNOSTICS, INC.
                                 PROXY STATEMENT
                                 ---------------

                                     GENERAL
                                     -------

The accompanying proxy is solicited by and on behalf of the Board of Directors of MIRACOR DIAGNOSTICS, INC., a Utah corporation (the "Company"), with offices located at 9191 Towne Centre Drive, Suite 400, San Diego, CA 92122, to be used at the Annual Meeting of Shareholders of the Company to be held on May 17, 2002, and at any adjournments thereof (the "Annual Meeting"). This proxy statement and a copy of our Form 10-KSB will be mailed to shareholders beginning approximately April 18, 2002. If the proxy submitted herewith is properly executed and returned, the shares represented thereby will be voted at the Annual Meeting as instructed on the proxy.

An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the Annual Meeting with respect to the proposal on which the abstention is noted. Abstentions will be counted as a vote "against" such proposal, except in the case of the election of directors where an abstention will not be counted as a vote and will not affect the outcome of the election.

ANY PROXY MAY BE REVOKED BY A SHAREHOLDER PRIOR TO ITS EXERCISE UPON WRITTEN NOTICE TO THE CHIEF EXECUTIVE OFFICER OF THE COMPANY OR BY A SHAREHOLDER VOTING IN PERSON AT THE ANNUAL MEETING.

The Board of Directors does not know of any matter to be proposed for action at the Annual Meeting other than those described in this proxy statement. If other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will act in accordance with their best judgment. None of the matters to be presented at the Annual Meeting will entitle any shareholder of the Company to appraisal rights.

The cost of preparing, assembling and mailing the notice of the Annual Meeting of the Shareholders, proxy statement, the enclosed Form 10-KSB and proxy will be borne by the Company. In addition to solicitation of the proxies by use of the mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, e-mail or facsimile. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record. The Company will reimburse such persons for their expenses in forwarding soliciting material.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF
                            -------------------------

The Board of Directors has fixed the close of business on April 12, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only shareholders on the Record Date will be able to vote at the Annual Meeting. Each holder of record of the Company's common stock, par value $.15 per share (the "Common Stock") will be entitled to one vote for each share of Common Stock held.

As of the Record Date, there were 14,192,658 shares of the Common Stock issued and outstanding. Holders of the Common Stock are entitled to vote on each of the matters specified in Items 1, 2 and 3 of the Notice of the Annual Meeting. Unless otherwise indicated herein, a majority of the votes of the quorum represented by shares present or represented by proxy at the Annual Meeting is required for approval of each matter which will be submitted to shareholders.

Management of the Company knows of no business other than those matters specified in Items 1, 2 and 3 of the Notice of Annual Meeting of Shareholders which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth certain information, as of March 31, 2002, as to shares of the Company's common stock beneficially owned by (i) any holder of more than five percent of the outstanding shares of Common Stock; (ii) the Company's directors; (iii) the Company's officers; and (iv) the Company's directors and officers as a group. Except as otherwise indicated and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished, or filed with the Securities and Exchange Commission, by the respective individuals or entities, as the case may be.

                                               Shares of       Percentage (%)
                                             Common Stock        of Common
Name and Address                              Beneficially         Stock
of Beneficial Owner                            Owned(1)         Outstanding
-------------------                            --------         -----------

M. Lee Hulsebus, CEO and Director              928,485(2)          6.56%
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Robert S. Muehlberg, COO and Director          311,490             2.20%
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Ross S. Seibert, CFO                           989,734(3)          7.00%
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Don L. Arnwine, Director                       157,625(4)          1.11%
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Arthur E. Bradley, DDS, Director                30,750(5)            *
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Thomas E. Glasgow, Director                    127,125               *
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Stephen A McConnell, Director                   15,385               *
9191 Towne Centre Drive, Suite 400
San Diego, CA 92122

Joseph M. Giglio                               750,000             5.30%
6832 West North Avenue, Suite 4B
Chicago, IL  60707-4429

JZ Investment Corp                             766,686             5.42%
700 Western Reserve Building
1468 West Ninth Street
Cleveland, OH  44113

Larry M. Lammers                             1,109,362             7.84%
715 Ironwood Court
Winter Springs, FL  32708

All officers and directors as a group,       2,560,594            18.10%
(7) persons

*Less than one percent.

         (1) All ownership is beneficial and of record unless indicated otherwise.

         (2) Includes presently exercisable options to purchase 190,000 shares of Common Stock pursuant to the 1997 Stock Option Plan.

         (3) Includes presently exercisable options to purchase 47,500 shares of Common Stock pursuant to the 1997 Stock Option Plan.

         (4) Includes presently exercisable warrants to purchase 12,000 shares of Common Stock pursuant to a note payable agreement.

         (5) Includes presently exercisable warrants to purchase 8,000 shares of Common Stock pursuant to a note payable agreement.

                                 PROPOSAL NO. 1:
                                 ---------------


GENERAL
-------

The Board of Directors consists of six (6) persons. The Company has a classified Board of Directors which is divided into three classes, with the term of office of each Director in a given class serving a three-year term and until such director's successor is elected and qualified. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.

Mr. Don L. Arnwine and Mr. Robert S. Muehlberg are the nominees for election to the Board of Directors to serve for three-year terms which are deemed to have commenced in 2002 and will terminate upon the Company's annual meeting of shareholders to be held in 2005. Mr. Arnwine and Mr. Muehlberg are standing for re-election to new three-year terms.

Mr. Stephen A McConnell is the nominee for election to the Board of Directors to serve a two-year term which is deemed to have commenced in 2002 and will terminate upon the Company's annual meeting of shareholders to be held in 2004.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED HEREIN. IF THE NOMINEES SHOULD SUBSEQUENTLY BECOME UNAVAILABLE FOR ELECTION, THE PERSONS VOTING THE ACCOMPANYING PROXY MAY IN THEIR DISCRETION VOTE FOR A SUBSTITUTE.

BOARD OF DIRECTORS
------------------

The Board of Directors has the responsibility for establishing broad corporate policies. Although in their capacity as Board members they are not involved in day-to-day operating details, members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made available at Board meetings. The Board of Directors held two (2) regular meeting and five (5) special meetings, none of which were postponed or continued, in 2001. All of the members of the Board attended at least seventy five percent of the Board meetings in 2001.

The Directors, nominees and executive officers of the Company are listed below, followed by a brief description of their business experience during the past five years:

                                                                       DIRECTOR     OFFICER
             NAME                      AGE   POSITION                   SINCE        SINCE
             ----                      ---   --------                   -----        -----

             M. Lee Hulsebus            63   Chairman of the Board,     11/11/94    8/31/94
                                             Chief Executive Officer
             Robert S. Muehlberg        48   President,                 3/11/99     5/14/01
                                             Chief Operating Officer
             Ross S. Seibert            39   Chief Financial Officer                2/21/00
             Don L. Arnwine             69   Director                   3/6/95
             Arthur E. Bradley, DDS     68   Director                   9/26/86
             Thomas E. Glasgow          49   Director                   11/11/94
             Stephen A McConnell        49   Director                   5/17/01


The principal occupations and positions for the past several years of each of the executive officers and directors of the Company are as follows:

M. LEE HULSEBUS has been in the health care field since 1964. From January 1990 until he joined Miracor in August 1994, he was the President and owner of his own health care consulting firm. From 1990 to 1992, Mr. Hulsebus also served as President of Sports Support, Inc., a sports medicine company. From 1988 until 1990, he served as Medical Group president for Teleflex, Inc. For 24 years prior to that, Mr. Hulsebus was employed by Becton-Dickinson & Co. and C.R. Bard, Inc., both of which are leading companies in the health care industry. Mr. Hulsebus has served in the capacity of President/Chief Executive Officer since 1979 for various companies.

ROBERT S. MUEHLBERG has been President and Chief Operating Officer since May 14, 2001. Prior to joining Miracor, he served as President and Chief Executive Officer of Envision Management, Inc., a company that provided management and consulting services to the diagnostic imaging industry since 1997. Mr. Muehlberg served as Chairman and Chief Executive Officer from 1994 until 1997 of Medical Imaging Centers of America, Inc. (MICA), a company he joined in 1985. Prior to joining MICA, Mr. Muehlberg held various management positions at International Imaging, Inc., Chicago, IL and American Medical International (AMI) Clearwater, FL. Mr. Muehlberg holds a Bachelor's degree in Health Science from the University of Missouri and a Masters degree in Business Administration from Nova Southeastern University.

ROSS S. SEIBERT joined the Company in February 2000 as the Chief Financial Officer. Mr. Seibert was with Deloitte & Touche for thirteen years and served as Senior Manager. He worked with a wide range of clients and has experience with SEC reporting, mergers and acquisitions, internal controls and information systems. He received a BS in accounting from Indiana University and an MBA in finance from San Diego State University.

DON L. ARNWINE has been President of Arnwine Associates of Irving, Texas, a company that provides advisory services to the health care industry. Mr. Arnwine served as Chairman and Chief Executive Officer from 1985 until 1988 of Voluntary Hospitals of America (VHA), a company he joined in 1982. Prior to joining VHA, Mr. Arnwine served as President and Chief Executive Officer of Charleston Area Medical Center, a 1000-bed regional facility care center in the State of West Virginia. Mr. Arnwine holds a B.S. degree in Business Administration from Oklahoma Central State University and a Masters degree in Hospital Management from Northwestern University.

ARTHUR E. BRADLEY, DDS practiced dentistry in Hattiesburg, Mississippi from 1961 to 1998. Dr. Bradley has been involved for his own account in real estate investments for twenty years and has been active in oil and gas investments for fifteen years. Dr. Bradley graduated from the University of Mississippi at Hattiesburg and obtained his degree in Dentistry from Loyola University Dental School.

THOMAS E. GLASGOW is currently the Chairman and CEO of OneSource Technology, Inc., a NASDAQ listed technical maintenance service and manufacturing company based in Scottsdale, Arizona and Denver Colorado. He is also the owner of Integrated Trade Systems, Inc. a Lombard, IL international logistics software company. He serves on the board of three publicly traded companies and is active in the venture community. Prior to these ventures, Mr. Glasgow was a Director and Vice-President at Federal Express Corporation where he served in various senior management capacities for 12 years. He holds an MBA from J. L. Kellogg - Northwestern University.

STEPHEN A MCCONNELL has been a Director of the Company since May 2001. He is the President of Solano Ventures, a firm involved in private capital investments. He is currently chairman of G-L Industries, LLC, a Salt Lake City-based manufacturer of wood glu-lam beams used in the construction industry. He has served, between 1991 and 1997, as Chairman of the Board and majority stockholder in Mallco Lumber & Building Materials, Inc., a wholesale distributor of construction lumber and doors. From 1991 to 1995, Mr. McConnell was President of Belt Perry Associates, Inc., a property tax appeal firm. He was President and Chief Executive Officer of N-W Group, Inc., a publicly held corporation, from 1985 through 1991. Mr. McConnell presently serves on the boards of Vodavi Technologies, Inc., Mobile Mini, Inc and Capital Title Group, Inc. Mr. McConnell holds a BA from Harvard College and an MBA from Harvard Business School.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
-------------------------------------------------

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent shareholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no reports were required for those persons, the Company believes that during 2001 all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

EXECUTIVE COMPENSATION
----------------------

The following table sets forth the cash compensation paid by the Company to executive officers of the Company as of December 31, 2001, whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2001.

                                   SUMMARY COMPENSATION TABLE
                                   --------------------------

                                      Annual Compensation                 Long Term Compensation
                                      -------------------                 ----------------------
                                                                                 Awards
                                                                                 ------
                                                           Other
Name and                                                  Annual           Restricted   Options/
Principal Position            Year       Salary         Compensation      Stock Awards    SARs
------------------            ----       ------         ------------      ------------    ----

M. Lee Hulsebus, Chairman     2001      $180,000        $  7,440(2)        $   -0-        -0-
of the Board and Chief
Executive Officer(1)          2000      $167,621        $ 50,000(2)        $   -0-      250,000(5)

                              1999      $162,000        $ 23,177(3)        $56,573(4)   120,000(6)

Ross S. Seibert, Chief        2001      $93,553         $ 4,920(2)         $   -0-        -0-
Financial Officer(7)
                              2000      $69,462         $ 2,880(2)         $   -0-      115,000(8)

(1) In August 1994, we entered into an exclusive four-year term employment agreement with Mr. M. Lee Hulsebus. Under his employment agreement, Mr. Hulsebus is to serve as our Chief Executive Officer and to receive a base salary of $162,000 per annum. In addition, in 1994, we entered into a severance agreement with Mr. Hulsebus. Such severance agreement provides, among other things, that in the event of a change in control of us or Mr. Hulsebus is involuntarily terminated, suffers a disability while employed by us or dies while employed by us, then Mr. Hulsebus is entitled to receive certain benefits from us. Such benefits may include some or all of the following: an amount based on Mr. Hulsebus' base salary as provided for in Mr. Hulsebus' employment agreement; an amount based on the bonus paid or payable to Mr. Hulsebus as provided for in Mr. Hulsebus' employment agreement; the right to receive common stock that shall vest immediately; the right to exercise any warrants or stock options held by or granted to Mr. Hulsebus under Mr. Hulsebus' employment agreement or any of our stock option plans or both; health insurance and disability insurance. Mr. Hulsebus will not receive any benefits if Mr. Hulsebus voluntarily terminates his employment with us or we terminate Mr. Hulsebus "for cause," which is defined as the conviction of Mr. Hulsebus after appeal of a felony. On May 17, 2001 the term on Mr. Hulsebus' employment agreement and severance agreement were extended for an additional one (1) year period, or until August 31, 2004. On September 1, 2000 Mr. Hulsebus' base salary was increased to $180,000 per annum.

(2)      Represents Rule 144 stock paid as bonus compensation.

(3)      Represents common stock and Rule 144 stock paid as bonus compensation.

(4) Represents Rule 144 stock paid in lieu of 1998 base salary compensation.

(5) Represents incentive stock options granted pursuant to Incentive Stock Option Plan of which 37,500 options are exercisable at $0.6875 each and 25,000 options are exercisable at $.26 each.

(6) Represents incentive stock options granted pursuant to Incentive Stock Option Plan, of which 60,000 options are exercisable at $0.8125 each.

(7) In February 2000, we hired Mr. Seibert to serve as our Chief Financial Officer. Mr. Seibert presently receives a base salary of $96,000 per annum.

(8) Represents incentive stock options granted pursuant to Incentive Stock Option Plan of which 18,750 options are exercisable at $1.00 each and 10,000 options are exercisable at $.27 each.

         In May 2001, we hired Robert S. Muehlberg as President and Chief Operations Officer. Mr. Muehlberg presently receives a base salary of $120,000 per annum.

         Messrs. Hulsebus, Muehlberg and Seibert may receive bonuses or other additional compensation consisting of cash, stock or stock purchase rights as may be determined from time to time by the Board of Directors.

         There are no family relationships among any Directors or executive officers.


EMPLOYEE BENEFIT PLAN
---------------------

On November 1, 2000, the Company adopted the 401(k) Profit Sharing Plan and Trust (the "Plan") for employees of the Company. The Plan allows employees who satisfy the age and service requirements to contribute up to 15% of pre-tax wages, limited to the maximum amount permitted under federal law. The Company has made no contributions to the Plan.


COMPENSATORY STOCK BENEFIT PLANS
--------------------------------

On March 20, 2001 the Company's Board of Directors approved the registration of 1,000,000 shares of common stock under Form S-8, whereby services are obtained in exchange for issuance of free trading stock of the Company. Shares may be awarded under this plan until March 20, 2006.


On August 24, 2000 the Company's Board of Directors approved the registration of 1,500,000 shares of common stock to be issued pursuant to the Company's 1997 Stock Option Plan. Shares may be awarded under this plan until August 24, 2005.


BOARD CLASSIFICATION AND COMMITTEES
-----------------------------------

The Company adopted a classified Board of Directors in April 1995. The Board of Directors consists of six members divided into three classes, with each Director in a given class serving a three-year term. Having a classified Board of Directors may be viewed as inhibiting a change in control of the Company and having possible anti-takeover effects. Officers of the Company serve at the discretion of the Board of Directors, subject to any existing employment agreements. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

THE AUDIT COMMITTEE reviews the engagement of the independent auditors, reviews and approves the scope of the annual audit undertaken by the independent auditors and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee is presently comprised of Thomas E. Glasgow, Don L. Arnwine and Stephen A McConnell. The Audit Committee held one (1) meeting during 2001. The Company's Board of Directors has adopted a written charter for the Audit Committee. This is included in this Proxy Statement as Appendix A. Please review the "Report of the Audit Committee" included in this proxy statement.

THE COMPENSATION COMMITTEE reviews compensation issues relating to executive management and makes recommendations with respect thereto to the Board of Directors. The Compensation Committee is presently comprised of Thomas E. Glasgow, Dr. Arthur Bradley and Stephen A McConnell. The Compensation Committee held three (3) meetings in 2001.

THE NOMINATING COMMITTEE selects individuals to be nominated as directors and officers of the Company. The members of the Nominating Committee are M. Lee Hulsebus, Don L. Arnwine and Robert S. Muehlberg. The Nominating Committee held one (1) meeting in 2001.

Each member of the Board of Directors who is not an officer or employee of the Company receives shares of Common Stock at the rate of 25,000 shares per annum, payable quarterly. The Company reimburses its Directors for travel expenses incurred in connection with meetings of the Board of Directors or committee meetings attended.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee held one (1) meeting during 2001. All members of the Committee are "independent" as defined under NASDAQ rules.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-KSB with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. The Committee has received from the independent auditors the written disclosures and the letter required by the Auditing Standards Board, has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and has considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-KSB as of December 31, 2001 and for the year then ended for filing with the Securities and Exchange Commission. The Committee has also recommended the selection of the Company's independent auditors.

                          Members of the Audit Committee:
                             Thomas E. Glasgow, Chairman of the Audit Committee Don L. Arnwine
                             Stephen A McConnell

                                 PROPOSAL NO. 2:
                                 ---------------

                            RATIFICATION OF SELECTION
                     OF PARKS, TSCHOPP, WHITCOMB & ORR, P.A.
                             AS INDEPENDENT AUDITORS
                             -----------------------

The Board of Directors has selected the firm of Parks, Tschopp, Whitcomb & Orr, P.A. to serve as independent auditors and to audit the Company's 2002 financial statements. The firm of Parks, Tschopp, Whitcomb & Orr, P.A. audited the Company's financial statements as of December 31, 2001 and 2000 and for the years then ended. The Company is advised that neither the firm nor any of its partners has any material direct or indirect relationship with the Company. The Board of Directors considers Parks, Tschopp, Whitcomb & Orr, P.A. to be well qualified for the function of serving as the Company's independent auditors. The Utah Revised Business Corporation Act does not require the approval of the selection of auditors by the Company's shareholders, but in view of the importance of the financial statements to shareholders, the Board of Directors deems it desirable that they pass upon its selection of independent auditors. In the event the shareholders disapprove of the selection, the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Parks, Tschopp, Whitcomb & Orr, P.A. with the Company's financial and other affairs due to its previous service as independent auditors for the Company.

A representative of Parks, Tschopp, Whitcomb & Orr, P.A. is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors selects the independent auditors for the Company each year. The Board of Directors intends to continue the services of Parks, Tschopp, Whitcomb & Orr, P.A. for the year ending December 31, 2002.

AUDIT FEES
Parks, Tschopp, Whitcomb & Orr, P.A. and its subcontractor Chastang, Ferrell, Sims and Eiserman, L.L.C. billed the Company $77,685 for professional services rendered in connection with the audit of the Company's financial statements as of December 31, 2001 and for the year then ended and for reviews of the financial statements included in the Company's Forms 10-QSB for that year.

CONSULTING FEES
The Company incurred no consulting fees during the year ended December 31, 2001.

ALL OTHER FEES
Chastang, Ferrell, Sims and Eiserman, L.L.C. billed the Company $24,632 and Deloitte & Touche LLP billed the Company $16,250 for all services rendered other than those set forth above for the year ended December 31, 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF SELECTION OF PARKS, TSCHOPP, WHITCOMB & ORR, P.A. AS INDEPENDENT AUDITORS.

                             SHAREHOLDERS' PROPOSALS
                             -----------------------

Proposals of shareholders intended to be presented at the annual meeting to be held in 2003 must be received in writing, by the Chief Executive Officer of the Company at its offices by January 31, 2003, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.


                                            By Order of the Board of Directors

                                            /s/ M. Lee Hulsebus
                                            ------------------------------------
                                            M. Lee Hulsebus, Chairman,
                                            Chief Executive Officer

APPENDIX A
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            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ORGANIZATION

There shall be a committee of the Board of Directors (the "Board") of Miracor Diagnostics, Inc. known as the Audit Committee. The Audit Committee shall be composed of not fewer than three directors who meet the "independence" and qualification requirements of NASDAQ, and as such are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. One member of the Committee shall serve as chairman and a majority of its members shall constitute a quorum.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling the Board's responsibility to the stockholders relating to corporate accounting and financial reporting practices. The Committee recognizes that management shall be responsible for preparing the Company's financial statements and the independent auditor shall be responsible for auditing those financials. The Audit Committee shall provide an open avenue of communication between the independent auditor, management and Board of Directors.

ACTIVITIES OF THE AUDIT COMMITTEE

Following are four sets of activities in which the Audit Committee shall be engaged:

1.   CONTINUOUS (GENERAL)

o Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

o Require that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Board Standard No. 1.

o Instruct the independent auditor that they are ultimately accountable to the Board and the Committee, as representatives of the Company's stockholders.

o Inquire of management and the independent auditor about significant risks or exposures and review the steps management has taken to minimize such risks to the Company.

o    Consider and review with the independent auditor and management:

         a) The adequacy of the Company's internal controls including computerized information system controls and security.
         b) Related findings and recommendations of the independent auditor along with management's responses.

o    Consider and review with management and independent auditor:

         a) Significant findings during the year, including the status of previous audit recommendations.
         b) Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.
         c) Any changes required on the planned scope of the audit.

o Meet periodically with the independent auditor and management separately to discuss any matter that the Committee or these groups believe should be discussed privately with the Audit Committee.

o Report periodically to the Board on significant results of the foregoing activities.

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2.   CONTINUOUS (REPORTING SPECIFIC POLICIES)

o Discuss with financial management and the independent auditor any relevant significant new financial reporting issues and practices brought to the attention of the Committee by the independent auditor.

o Discuss with financial management and the independent auditor their qualitative judgments about the appropriateness, not just the acceptability of accounting principles, estimates by management and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting policies and practices.

o Inquire as to the auditors' view of management's choices of accounting policies as conservative, moderate or aggressive from the perspective of income, asset and liability recognition, and whether such policies are common practices.

o Determine with regard to new significant transactions or events, the auditors' reasoning for the appropriateness of the accounting and disclosure policies adopted by management.

3.   SCHEDULED

o Recommend the selection of the independent auditor for approval by the Board; approve the compensation of the independent auditor, and review and approve the dismissal of the independent auditor.

o Review, in consultation with the independent auditor and management, the audit scope and plan for the annual financial statement audit.

o Review with management and the independent auditor the results of annual audits and related comments with the Board and other committees as deemed appropriate, including:

         a) The independent auditors' audit of the Company's annual financial statements, accompanying footnotes and its report thereon.
         b) Any management letter provided by the independent auditor, and the Company's response to that letter.
         c) Any significant changes required in the independent auditors' audit plan.
         d) Any difficulties or disputes with management encountered during the course of the audit.

o Review quarterly earnings reports with management and the independent auditor, prior to the release to the public of any financial related disclosure.

o Arrange for the independent auditor to be available to the full Board, at least annually, to help provide a basis for the Board to recommend the appointment of auditor.

o Review periodically with counsel, such legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

o Review and update the Committee's Charter annually, and recommend any proposed changes to the Board for approval.

o The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement.

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4.   "AS NECESSARY"

o Review and approve requests in excess of $10,000 for any management or other consulting services to be performed by the Company's independent auditor and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

o The Committee is empowered to investigate any matter brought to its attention, with the right to retain independent counsel and other professional to assist in the conduct of any investigation.

With respect to the foregoing responsibilities and processes, the Committee recognized that the Company's financial management, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statement or any professional certification as to the independent auditors' work. While the committee has reasonable powers set forth in the Charter, it is not the duty of the committee to plan or manage auditors to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company's internal policies and procedures.

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                            MIRACOR DIAGNOSTICS, INC.

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints M. Lee Hulsebus and Ross S. Seibert as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of common stock, $0.15 par value per share of Miracor Diagnostics, Inc., a Utah corporation (the "Company"), held of record by the undersigned on April 12, 2002 at the Annual Meeting of Shareholders to be held at 9171 Towne Centre Drive, Third Floor Conference Room, Suite 320, San Diego, CA 92122 on Friday, May 17, 2002 at 10:30 a.m., Pacific Daylight Savings Time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

                   PLEASE MARK BOXES [ ] IN BLUE OR BLACK INK.

PROPOSAL 1        To re-elect Mr. Don L. Arnwine and Mr. Robert S. Muehlberg to the Board of Directors until the annual meeting of shareholders to be held in the year 2005 and until each of their respective successors shall have been elected and qualified. To elect Mr. Stephen A McConnell to the Board of
                  Directors until the annual meeting of shareholders to be held in the year 2004 and until his successor shall have been elected and qualified.

                  (Mark only ONE of the two boxes relative to this Proposal)

                  [ ] VOTE FOR all nominees named above except those who may be named on this line:

                      ----------------------------------------------------------

                  [ ] VOTE WITHHELD as to all nominees named above

PROPOSAL 2        To ratify appointment by the Company's Board of Directors of
                  Parks, Tschopp, Whitcomb & Orr, P.A. as the Company's independent auditors for the current calendar year.

                  FOR  [ ]        AGAINST   [ ]        WITHHELD   [ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

When properly executed, this Proxy will be voted as directed. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ___________________, 2002


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